Exhibit 4.8.53 -Self-Control Components - Differential Pressure Switch-604

Differential Pressure, Vacuum and Overpressure Switcher

0.2-50 mbar

Beijing Opine Instrument Inc.
Tel: 010-51287551 82774042/43/47	Fax: 010-82774048
www.opine-cn.com	E-mail: Sales@opine-cn.com

Edition 02/2001

Technology Overview
604 Pressure Switcher is used as air pressure difference switcher in air duct to control filter and fan. Besides, it is also used in primary and secondary control system of air door.

604 Pressure Switcher is also suitable for preventing heater coil from superheating as well as monitoring industrial air-refrigerating circuit.

Measuring medium: air and non-corrosive gas.

Legend
1. Mounting bracket
2. Diaphragm
3. P1 connecting to high pressure or rough vacuum
4. P2 connecting to high pressure or rough vacuum
5. Measuring range (switching point setting)

Pressure Range
Refer to Selection Data Sheet

Temperature/Overpressure
Overpressure is 50mbar when medium and environmental temperature is between -30 to +85ºC.

Beijing Opine Instrument Inc.
Tel: 010-51287551 82774042/43/47	Fax: 010-82774048
www.opine-cn.com	E-mail: Sales@opine-cn.com

Overpressure is 75mbar when medium and environmental temperature is between -30 to +75ºC.

Storage temperature is between -40 to 85ºC.

Differential Pressure Range of setting Switcher
See the Panal

The difference of switchers are set by the factory

Lowest Actuating Pressure
0.2mbar

Repeatability

<+/-0.025mbar in the range between 0.2 to 3mbar

<+/-0.05mbar in the range between 0.5 to 20mbar

<+/-0.15mbar in the range between 10 to 50mbar

Construction Material
Main construction: Reinforced fiberglass plastic

Encloser: Plastic

Weight
125g without bracket
144g with Type C bracket

Installation
Standard installation is panal vertical installation (factory-calibrated)

Switching point will have 11pa range change when switcher is installed or rotated to horizontal position (see back panal).

Beijing Opine Instrument Inc.
Tel: 010-51287551 82774042/43/47	Fax: 010-82774048
www.opine-cn.com	E-mail: Sales@opine-cn.com

Pressure Connection
Pipe 6.2mm
Joint 1/8”

Diaphragm
Silicone LSR

Electrical Connection
Screw Joint or AMP Connection Piece (6.3 ro 4.8mm) depends on DIN46244 Plug.

Cable gland Pg11

Contact System
Standard: Change-over switch
Optional: normally open contact

Contact Material
Multilayer contact (for DDC)

5(0.8*)A	250 VAC
2A	30 VDC

Test
EN 61058, VDE 0630
DVGW according to DIN 3398 part 2

EU conformity
Low Voltage directive
73/23/EWG
Gas appliance directive 90/396/EWG
CE 0085 A P0918

Protection Grade
IP 00(without encloser)
IP 54(with encloser)

Working Life
Mechanical action > 106 switching cycle

Beijing Opine Instrument Inc.
Tel: 010-51287551 82774042/43/47	Fax: 010-82774048
www.opine-cn.com	E-mail: Sales@opine-cn.com

Accessory
Refer to Selection Data Sheet

Marked advantage
●	Easy installation
●	Only one set screw set enclose
●	Cable geometric arrangement
●	Cable connection Pg11
●	Combi-bracket can be installed vertically or horizontally
●	High-precision adjustment is realized through calibrated span on each switching panal
●	Long-term stability is realized through trapezoid beaded diaphragm
●	Multilayer goldplated contact

A. collection piece Fig/1 /Fig.2
B. mounting bracket  A.B.C
C. switcher with anchorage clip
D. providing AMP joint

Beijing Opine Instrument Inc.
Tel: 010-51287551 82774042/43/47	Fax: 010-82774048
www.opine-cn.com	E-mail: Sales@opine-cn.com

Simple air-conditioning control element (Standard)
Consisting of switcher and 6.2mm connecting rubber pipe; measuring range unit is mbar; screw joint; multilayer contact can reach 5A (for DDC); combi-bracket and rubber pipe connecting piece; single package.

Pressure Range	Connection Piece	Type
0.2-3mbar	Fig.1(metal)	604.9000001
0.5-5mbar	Fig.1(metal)	604.9100001
1-10 mbar	Fig.1(metal)	604.9200001
5-20 mbar	Fig.1(metal)	604.9400001
10-50 mbar	Fig.1(metal)	604.9500001
0.2-3 mbar	Fig.2(plastic)	604.9000002
0.5-5 mbar	Fig.2(plastic)	604.9100002
1-10 mbar	Fig.2(plastic)	604.9200002
5-20 mbar	Fig.2(plastic)	604.9400002
10-50 mbar	Fig.2(plastic)	604.9500002

Selection Date Sheet      02/2001    604  9 X I X X I X X X I X X
ELT execution, fire classification V0		E
Set Range	0.2-3mbar (20-300pa)	0
	0.5-5 mbar (50-500pa)	1
	1-10 mbar (100-1000pa)	2
	5-20 mbar (500-2000pa)	4
	10-50 mbar (1000-5000pa)	5

Sale Unit	mbar	0
	Pa	1
	InH2O	2
	Non-scale (mbar for calibrated scale)	3
	Non-scale (pa for calibrated scale)	4
	Non-scale (InH2O for calibrated scale)	5

Pressure Connection
	pipe 6.2mm(no throttle orifice)	0
	pipe 6.2mm(throttle orifice on P2)	1
	internal thread G1/8 (no throttle orifice)	2
	internal thread G1/8 (throttle orifice on P2)	3

Electrical Connection
	Screw joint	0
	AMP joint 6.3mm	1
	AMP joint 4.8mm	2

Beijing Opine Instrument Inc.
Tel: 010-51287551 82774042/43/47	Fax: 010-82774048
www.opine-cn.com	E-mail: Sales@opine-cn.com

Encloser/Bracket
With enclose, combi-bracket(Type C)	0
With encloser, A bracket	1
With encloser, B bracket	2
With encloser, without bracket	3
Without encloser, combi-bracket (Type C)	5
Without encloser, A bracket	6
Without encloser, B bracket	7
Without encloser, without bracket	8

Connecting Piece (2m rubber pipe)
Without connecting piece	0
connecting piece Fig.1	1
connecting piece Fig.2	2

Additional Accessory	Type
Rubber connecting piece Fig.1	104312
Rubber connecting piece Fig.2	100064
Bracket A1	1002951
Bracket B1	1000981
Combi-bracket C1	1001061
1special screw used for fastening switchers (2 for each switcher)	102976
Anchorage clip of Bracket A,B,C or direct installation
When the wall thickness is 0.8-1.1mm	100294
When the wall thickness is 1.8-2.1mm	100293

Beijing Opine Instrument Inc.
Tel: 010-51287551 82774042/43/47	Fax: 010-82774048
www.opine-cn.com	E-mail: Sales@opine-cn.com

Size Marking is mm/Electrical Connection

Set screw used for direct wall installation, without bracket

Client-side wall thickness	screw length	Type No.

1-2mm	6mm	102976
4.1-6mm	10mm	102978

Beijing Opine Instrument Inc.
Tel: 010-51287551 82774042/43/47	Fax: 010-82774048
www.opine-cn.com	E-mail: Sales@opine-cn.com

Beijing Opine Instrument Inc.
Tel: 010-51287551 82774042/43/47	Fax: 010-82774048
www.opine-cn.com	E-mail: Sales@opine-cn.com